EXHIBIT 99.1

2005 Financials April 19, 2006

Forward Looking Statements THIS PRESENTATION CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS, AND BUSINESS OF THE COMPANY. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE PROJECTED IN THE FORWARD LOOKING STATEMENTS. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) COMPETITIVE PRESSURE IN THE COMPANY'S INDUSTRY; (2) FLUCTUATIONS IN THE PRICE OF STEEL, ALUMINUM AND OTHER RAW MATERIALS; (3) GENERAL ECONOMIC CONDITIONS ARE LESS FAVORABLE THAN EXPECTED; (4) THE COMPANY'S DEPENDENCE ON THE AUTOMOTIVE INDUSTRY (WHICH HAS HISTORICALLY BEEN CYCLICAL); (5) PRICING PRESSURE FROM AUTOMOTIVE INDUSTRY CUSTOMERS AND THE POTENTIAL FOR RE- SOURCING OF BUSINESS TO LOWER-COST PROVIDERS OVERSEAS; (6) CHANGES IN THE FINANCIAL MARKETS AFFECTING THE COMPANY'S FINANCIAL STRUCTURE AND THE COMPANY'S COST OF CAPITAL AND BORROWED MONEY; (7) THE UNCERTAINTIES INHERENT IN INTERNATIONAL OPERATIONS AND FOREIGN CURRENCY FLUCTUATIONS; AND (8) THE RISKS DESCRIBED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K. YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FORWARD-LOOKING STATEMENTS. THE COMPANY HAS NO DUTY UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 TO UPDATE THE FORWARD LOOKING STATEMENTS IN THIS PRESENTATION AND THE COMPANY DOES NOT INTEND TO PROVIDE SUCH UPDATES.

Financials

Summary - Fiscal 2005 vs. Fiscal 2004 1 Please refer to the appendix for a reconciliation of this non-GAAP financial measure. 4

2005 Impairments Non-cash impairment charges in 2005

2004 2005 Change $2,137 $2,277 $140 Volume / Mix Steel FX Other ($29) $30 $150 ($11) Fiscal 2005 vs. Fiscal 2004 Change in Net Sales 1 Int'l vol/ mix $48M North American vol/mix ($77M) 1Hubs & Drums is reflected as discontinued operations and is excluded from above. Hubs & Drums results were previously reported in the Other segment.

2004 2005 Change ($15) $22 ($37) Gross Profit Other MG&A / R&D ($16) ($8) ($13) Fiscal 2005 vs. Fiscal 2004 Change in EBIT, excl. Impairments 1, 2 Vol/price/mix ($44M) FX ($4M) Pension & retiree medical ($3M) Productivity/other $22M Depreciation $13M Primarily: 2004 credit for pre-petition liabilities ($3M) FX ($3M) A/R securitization fees ($2M) Primarily : Loss on asset sales ($5M) Amortization ($3M) Restructuring ($1M) Lower misc. income ($4M) 1 Hubs & Drums is reflected as discontinued operations and is excluded from above. Hubs & Drums results were previously reported in the Other segment. 2 Please see the appendix for reconciliation to GAAP earnings from operations on a segment basis.

Segment Summary- Fiscal 2005 vs. Fiscal 2004 1 Hubs & Drums is reflected as discontinued operations and is excluded from above. Hubs & Drums results were previously reported in the other segment. 2 Please see the appendix for reconciliation to GAAP earnings from operations on a segment basis. 8

Capital Structure Capital Structure as of January 31, 2006 Debt Maturities ($ in millions) ($ in millions) *2006 excludes debt maturity of $25M German A/R program, which we expect to renew annually. *Excludes pre-payments

Free Cash Flow The difference between Free Cash Flow guidance and the actual Free Cash Flow is the result of differences in the actual vs. forecasted impact of divestitures and acquisitions

Liquidity Overview Continuing to pursue additional liquidity initiatives 11

Bank Amendment - March 2006 Favorable modifications to key covenants Leverage, interest coverage, fixed charge coverage Restructuring basket Additional financial flexibility to execute strategic initiatives and reduces risk of revolving credit constraint Revised pricing: Term B: libor +350bps Term C: libor +600bps Lending group continues to support Hayes 12

2006 Outlook Summary Continued strong international performance North America expected to remain weak Restructuring initiatives to have immediate and significant impact Financial Targets Sales of $2 billion EBITDA and earnings from operations, excluding impairments, expected to improve compared to 2005 results Significantly reduced capital expenditures: 2006 capex <$100M Continued focus on cash generation and improving Free Cash Flow 13

Appendix

Summary - 4th Quarter Fiscal 2005 vs. 2004

Free Cash Flow 4th Quarter Fiscal 2005 vs. 2004

Impairment by Segment

Non-GAAP Financial Information Adjusted EBITDA1 1 Please refer to slide 19 for an explanation of why the Company's management believes this financial measure provides useful information to investors.

Financial Measures Adjusted EBITDA: EBITDA, a measure used by management to measure operating performance, is defined as earnings from operations plus depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to exclude: (i) asset impairment losses and other restructuring charges; (ii) reorganization items; and (iii) other items. We reference these non-GAAP financial measures as a management group frequently in our decision making because they provide supplemental information that facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors' historical operating performance. Institutional investors generally look to Adjusted EBITDA in measuring performance, among other things. We use Adjusted EBITDA to facilitate quantification of planned business activities and enhance subsequent follow-up with comparisons of actual to planned Adjusted EBITDA. In addition, incentive compensation for management is based on Adjusted EBITDA. We are disclosing these non-GAAP financial measures in order to provide transparency to investors. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to earnings from operations as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, these presentations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

Non - GAAP Financial Measures Free Cash Flow: Free cash flow is used by management as a non-GAAP financial measure because it identifies the amount of cash available to meet principal debt amortization requirements, pay dividends to stockholders, or make corporate investments.